Exhibit 4.1

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of December 6, 2006, among NewMarket Corporation, a Virginia corporation (“NewMarket”), each of the guaranteeing subsidiaries listed on the signature pages hereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, Ethyl Corporation, a Virginia corporation (“Ethyl”), has heretofore executed and delivered to the Trustee an indenture, dated as of April 30, 2003 (the “Initial Indenture”), providing for the issuance of 8 7/8% Senior Notes due 2010 (the “Notes”); and

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of March 5, 2004 (the “Plan of Merger”), by and among NewMarket, Ethyl and Ethyl Merger Sub, Inc., a wholly-owned subsidiary of NewMarket, NewMarket became the holding company for Ethyl effective as of June 18, 2004; and

WHEREAS, pursuant to the Supplemental Indenture, dated as of June 18, 2004 (the “First Supplemental Indenture”), among NewMarket, Ethyl, the Guaranteeing Subsidiaries (as defined therein), the other Guarantors named on the signature pages thereto and the Trustee, NewMarket agreed to assume all of Ethyl’s obligations under the Indenture and the Notes; and

WHEREAS, NewMarket, Afton Chemical SPRL, a société privée à responsibilité limitée organized under the laws of the Kingdom of Belgium and an indirect wholly-owned subsidiary of NewMarket (“Afton Chemical”), and the Trustee executed and delivered a Second Supplemental Indenture, dated as of July 1, 2004 (the “Second Supplemental Indenture”), pursuant to which Afton Chemical agreed to become a Guarantor; and

WHEREAS, NewMarket, Old Town LLC, a Virginia limited liability company and an indirect wholly-owned subsidiary of NewMarket (“Old Town”), and the Trustee executed and delivered a Third Supplemental Indenture, dated as of November 2, 2004 (the “Third Supplemental Indenture” and, together with the Initial Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), pursuant to which Old Town agreed to become a Guarantor; and

WHEREAS, NewMarket and the Guarantors desire to enter into this Fourth Supplemental Indenture to eliminate from the Indenture substantially all of the covenants and certain events of default contained therein and make certain other changes therein; and

WHEREAS, pursuant to Section 9.02 of the Indenture, NewMarket has obtained the consent of the Holders of at least a majority in aggregate principal amount of the Notes, the only outstanding securities issued under the Indenture; and

WHEREAS, an Officers’ Certificate and an Opinion of Counsel, have been delivered to the Trustee in accordance with Sections 9.06 and 12.04 of the Indenture; and

WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of NewMarket, in accordance with its terms, have been done; and

WHEREAS, on the execution of this Fourth Supplemental Indenture by the parties hereto, the provisions hereof will become effective but not operative until the time specified in Section 11 herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NewMarket, the Guarantors and the Trustee, agree as follows:

1. DELETION OF SECTIONS IN THE INITIAL INDENTURE RELATED TO COVENANTS. The provisions of each of the following sections and subsections of the Initial Indenture, including any related cross-references, events of default provisions, defined terms and other references thereto made irrelevant as a result of their deletion, are hereby deleted in their entirety and replaced with the phrase “Intentionally Omitted”:

Section 3.09

Section 4.03

Section 4.04

Section 4.05

Section 4.06

Section 4.07

Section 4.08

Section 4.09

Section 4.10

Section 4.11

Section 4.12

Section 4.13

Section 4.14

Section 4.15

Section 4.16

Section 4.17

Section 4.18

Subsection 5.01(4)

Subsection 10.04(2)(b).

2. DELETION OF SECTIONS IN THE INITIAL INDENTURE RELATED TO EVENTS OF DEFAULT. The provisions of each of the following subsections of Section 6.01 of the Initial Indenture, including any related cross-references, defined terms and other references thereto made irrelevant as a result of their deletion, are hereby deleted in their entirety and replaced with the phrase “Intentionally Omitted”:

Subsection 6.01(3)

Subsection 6.01(4)

Subsection 6.01(5)

Subsection 6.01(6)

Subsection 6.01(8)

Subsection 6.01(9).

3. DELETION OF SECTIONS IN THE INITIAL INDENTURE RELATED TO LEGAL OR COVENANT DEFEASANCE. The provisions of each of the following subsections of Section 8.04 of the Initial Indenture, including any related cross-references, defined terms and other references thereto made irrelevant as a result of their deletion, are hereby deleted in their entirety and replaced with the phrase “Intentionally Omitted”:

Subsection 8.04(2)

Subsection 8.04(3)

Subsection 8.04(5)

Subsection 8.04(6)

Subsection 8.04(7).

4. DEFINITIONS. Capitalized terms used but not defined in this Fourth Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

5. CONFIRMATION OF THE INDENTURE. The Indenture, as modified, supplemented and superseded by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument. (Reference herein to the Indenture shall be deemed to be to the Indenture, as modified, supplemented and superseded by this Fourth Supplemental Indenture).

6. GOVERNING LAW. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7. SEPARABILITY. In case any provision in this Fourth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8. COUNTERPARTS. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and NewMarket.

11. EFFECTIVENESS AND OPERATIVENESS. The provisions of this Fourth Supplemental Indenture will become operative on the first date that NewMarket (a) accepts for payment a majority in aggregate principal amount of the outstanding securities pursuant to the Offer to Purchase and Consent Solicitation Statement dated November 21, 2006 and (b) provides notice of such acceptance to the Trustee.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first above written.

NEWMARKET CORPORATION

By:	/s/ Thomas Gottwald
Name:	Thomas Gottwald
Title:	President

NEWMARKET SERVICES CORPORATION

By:	/s/ Thomas Gottwald
Name:	Thomas Gottwald
Title:	President

ETHYL CORPORATION

By:	/s/ Russell L. Gottwald, Jr.
Name:	Russell L. Gottwald, Jr.
Title:	President

ETHYL ASIA PACIFIC LLC

By:	/s/ Russell L. Gottwald, Jr.
Name:	Russell L. Gottwald, Jr.
Title:	Manager

ETHYL EXPORT CORPORATION

By:	/s/ Russell L. Gottwald, Jr.
Name:	Russell L. Gottwald, Jr.
Title:	President

ETHYL INTERAMERICA CORPORATION

By:	/s/ Russell L. Gottwald, Jr.
Name:	Russell L. Gottwald, Jr.
Title:	President

ETHYL VENTURES, INC.

By:	/s/ Russell L. Gottwald, Jr.
Name:	Russell L. Gottwald, Jr.
Title:	President

INTERAMERICA TERMINALS CORPORATION

By:	/s/ Russell L. Gottwald, Jr.
Name:	Russell L. Gottwald, Jr.
Title:	President

ETHYL CANADA HOLDINGS, INC.

By:	/s/ Russell L. Gottwald, Jr.
Name:	Russell L. Gottwald, Jr.
Title:	President

AFTON CHEMICAL INTANGIBLES LLC

By:	/s/ C.S. Warren Huang
Name:	C.S. Warren Huang
Title:	Manager

AFTON CHEMICAL ASIA PACIFIC LLC

By:	/s/ C.S. Warren Huang
Name:	C.S. Warren Huang
Title:	Manager

AFTON CHEMICAL CANADA HOLDINGS, INC.

By:	/s/ C.S. Warren Huang
Name:	C.S. Warren Huang
Title:	President

AFTON CHEMICAL JAPAN HOLDINGS, INC.

By:	/s/ C.S. Warren Huang
Name:	C.S. Warren Huang
Title:	President

AFTON CHEMICAL CORPORATION

By:	/s/ C.S. Warren Huang
Name:	C.S. Warren Huang
Title:	President

AFTON CHEMICAL ADDITIVES CORPORATION

By:	/s/ C.S. Warren Huang
Name:	C.S. Warren Huang
Title:	President

THE EDWIN COOPER CORPORATION

By:	/s/ C.S. Warren Huang
Name:	C.S. Warren Huang
Title:	President

OLD TOWN LLC

By:	/s/ Bruce R. Hazelgrove, III
Name:	Bruce R. Hazelgrove, III
Title:	Manager

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Timothy P. Mowdy
Name:	Timothy P. Mowdy
Title:	Vice President